UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34277	25-1445946
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania		17101
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective as of 11:58 p.m. on February 17, 2012 (the “Effective Time”), Tower Bancorp, Inc. (“Tower”) completed its merger (the “Merger”) with and into Susquehanna Bancshares, Inc. (“Susquehanna”) pursuant to an Agreement and Plan of Merger, dated as of June 20, 2011, as amended, by and between Tower and Susquehanna (the “Merger Agreement”). As a result of the consummation of the transactions contemplated by the Merger Agreement, Tower’s separate corporate existence ceased and Susquehanna continued as the surviving corporation. In addition, effective on February 17, 2012, Graystone Tower Bank, which was a wholly owned subsidiary of Tower, was merged with and into Susquehanna Bank, a wholly owned subsidiary of Susquehanna, with Susquehanna Bank as the surviving institution. As of the Effective Time, each share of common stock of Tower outstanding immediately prior to the Effective Time (other than those to be cancelled in accordance with the Merger Agreement) was converted into and became exchangeable for the right to receive either 3.4696 shares of Susquehanna common stock or $28.00 cash (the “Merger Consideration”), subject to proration so that $88 million of the Merger Consideration is paid in cash.

Additional information and details of the Merger Agreement were previously disclosed in the joint proxy statement/prospectus filed by Susquehanna with the Securities and Exchange Commission (the “SEC”) on October 5, 2011 (SEC File No. 333-176367) (the “Joint Proxy Statement/Prospectus”). The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete copy of the Merger Agreement, which is attached as Exhibit 2.1 to Tower’s Current Report on Form 8-K filed with the SEC on June 21, 2011 and Exhibit 2.1 to Tower’s Current Report on Form 8-K filed with the SEC on October 3, 2011, and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger, on February 17, 2012, Tower notified the Nasdaq Global Market (“Nasdaq”) that, as of the Effective Time, Tower would be merged with and into Susquehanna and each of the shares of common stock of Tower outstanding immediately prior to the Effective Time of the Merger (other than those to be cancelled in accordance with the Merger Agreement) would be converted into and become exchangeable for the right to receive either 3.4696 shares of Susquehanna common stock or $28.00 cash, and requested that Nasdaq file with the SEC a notification of removal from listing on Form 25 to report that shares of Tower’s common stock are no longer listed on Nasdaq.

Item 3.03	Material Modification to Rights of Security Holders

As of the Effective Time of the Merger, holders of Tower’s common stock immediately prior to the Effective Time ceased to have any rights as shareholders of Tower and were entitled only to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant

As of the Effective Time, Susquehanna completed its acquisition of Tower in accordance with the Merger Agreement. In addition, on February 17, 2012, Graystone Tower Bank was merged with and into Susquehanna Bank, with Susquehanna Bank as the surviving institution.

As previously disclosed, on June 20, 2011, Tower entered into the Merger Agreement. On November 16, 2011, the Merger Agreement was approved by Tower’s shareholders at Tower’s special meeting of shareholders.

The disclosures under Items 2.01, 3.01 and 3.03 above are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on February 17, 2012, Tower terminated the deferred compensation agreements between Tower and each of the participants therein, which included the following named executive officers of Tower: Andrew Samuel, Mark Merrill, Jeffrey Renninger, Janak Amin and Jane Tompkins.

The disclosures under Item 2.01 above are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Tower Bancorp, Inc. and Susquehanna Bancshares, Inc., dated as of June 20, 2011 (incorporated by reference to Exhibit 2.1 of Tower Bancorp, Inc.’s Current Report on Form 8-K, filed on June 21, 2011).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and Susquehanna Bancshares, Inc., dated September 28, 2011 (incorporated by reference to Exhibit 2.1 of Tower Bancorp, Inc.’s Current Report on Form 8-K, filed on October 3, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC. (Registrant)

Date: February 17, 2012	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Tower Bancorp, Inc. and Susquehanna Bancshares, Inc., dated as of June 20, 2011 (incorporated by reference to Exhibit 2.1 of Tower Bancorp, Inc.’s Current Report on Form 8-K, filed on June 21, 2011).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and Susquehanna Bancshares, Inc., dated September 28, 2011 (incorporated by reference to Exhibit 2.1 of Tower Bancorp, Inc.’s Current Report on Form 8-K, filed on October 3, 2011).

5